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As filed with the Securities and Exchange Commission on May 20, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRUKER AXS INC.
(Exact name of issuer as specified in its charter)

Delaware	39-1908020
(State of Incorporation)	(IRS Employer Identification Number)

5465 East Cheryl Parkway
Madison, Wisconsin 53711
(Address of Principal Executive Offices)

(608) 276-3000
(Registrant's telephone number, including area code)

THE BRUKER AXS INC.
AMENDED AND RESTATED 2000 STOCK OPTION PLAN
(Full title of the Plan)

Martin Haase, Ph.D.
President and Chief Executive Officer
Bruker AXS Inc.
5465 East Cheryl Parkway
Madison, WI 53711
(Name and address of agent for service)

(608) 276-3000
(Telephone number, including area code, of agent for service)

copy to:

Richard M. Stein, Esquire
Hutchins, Wheeler & Dittmar
A Professional Corporation
101 Federal Street
Boston, Massachusetts 02110
(617) 951-6600

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2000 Stock Option Plan Common Stock, par value $.01 per share	500,000	$2.645 (2)	$1,322,500 (2)	$121.67

(1)
Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2)
Computed solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act on the basis of the average of the high and low selling price per share of Bruker's Common Stock on the Nasdaq National Market on May 14, 2002.

NOTE

        This Registration Statement is being filed solely for the purpose of registering 500,000 additional shares of Common Stock of Bruker AXS Inc. issuable pursuant to the Bruker AXS Inc. Amended and Restated 2000 Stock Option Plan (the "Plan") originally adopted in 2000. The total number of shares issuable under the Plan is 2,437,625 as of May 7, 2002, of which 1,937,625 shares were previously registered on Form S-8 (Reg. No. 333-81482). Pursuant to Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-81482) are herein incorporated by reference.

ITEM 8. EXHIBITS

Number	Description
5.1	Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).
24.1	Powers of Attorney (See Page II-2).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison in the State of Wisconsin on May 8, 2002.

BRUKER AXS INC.
By:	/s/ MARTIN HAASE, PH.D. Martin Haase, Ph.D. President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Martin Haase and Laura Francis and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARTIN HAASE, PH.D. Martin Haase, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	May 8, 2002
/s/ FRANK H. LAUKIEN, PH.D. Frank H. Laukien, Ph.D.	Chairman of the Board and Director	May 8, 2002
/s/ LAURA FRANCIS Laura Francis	Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 8, 2002
/s/ BRANDON D. ANDRIES Brandon D. Andries	Director	May 8, 2002
/s/ TAYLOR J. CROUCH Taylor J. Crouch	Director	May 8, 2002
/s/ DANIEL S. DROSS Daniel S. Dross	Director	May 8, 2002
/s/ JAY T. FLATLEY Jay T. Flatley	Director	May 8, 2002

/s/ RICHARD D. KNISS Richard D. Kniss	Director	May 8, 2002

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors.
23.2	Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).
24.1	Powers of Attorney (See Page II-2).

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NOTE
SIGNATURES
INDEX TO EXHIBITS